                                                                   EXHIBIT 10.23

                             EXPLANATORY ADDENDUM
                      TO STOCK PURCHASE WARRANT SERIES B
                                   NO. B-___

                               January 18, 2000

     In connection with the merger (the "Merger") of C/R Catalog Corp. (the "Company") with and into ICOD Acquisition Corp. ("Petopia Sub"), a Delaware corporation and wholly owned subsidiary of Petopia.com, Inc., a Delaware corporation ("Petopia"), pursuant to an Agreement and Plan of Merger, dated December 29, 1999 (the "Merger Agreement"), by and among Petopia, Petopia Sub and the Company, this warrant has become exercisable at a price based on Petopia's Series E Preferred Stock.

     Accordingly, this warrant for the purchase of the Company's Common Stock has become a warrant for the purchase of the consideration paid and payable by Petopia in the Merger. The consideration in the Merger included cash, a promissory note and shares of Petopia Series E Preferred Stock. Upon your full exercise of this warrant, you will be entitled to receive:

     1.   Up to ______ shares of Petopia Series E Preferred Stock;

     2.   $____________, and

     3. Up to $____________ (in promissory note if you exercise prior to June 18, 2000, or cash if you exercise thereafter).

Note that Item I may be decreased because certain of the shares subject to this warrant are also subject to the Escrow and Indemnity Agreement pursuant to which certain warrant shares may be "reclaimed" by Petopia upon the occurrence of indemnifiable breaches by the Company of its representations and warranties in the Merger Agreement.

Item 3 will be decreased by any legal and accounting expenses that the Company has 'incurred beyond amounts that Petopia agreed to pay pursuant to the Merger Agreement.

     Your per share exercise price will be the stated value per share of Petopia Series E Preferred Stock ($5.6061 per share).

                                    PETOPIA.COM, INC,

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION OR DELIVERY OF AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER ALL APPLICABLE SECURITIES LAWS IS AVAILABLE.

                               C/R CATALOG CORP.

                        Stock Purchase Warrant Series B
                           Expiring October 29, 2004

No. B-___                                                     October 29, 1999

     C/R CATALOG CORP., a Delaware corporation (the "Company"), for value received, hereby certifies that ________________, is entitled, subject to the conditions, restrictions and limitations set forth herein, to purchase from the Company, in whole or in part, at any time following any Exercise Event (as hereinafter defined) and prior to 5:00 p.m. New York time on October 29, 2004 (the "Expiration Date"), up to a maximum of _______ duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (the "Issuable Common Stock"), par value $.01 per share (the "Common Stock"), of the Company at the market value, which is determined by the applicable Exercise Event as defined herein (the "Purchase Price Per Share"), all subject to the terms, conditions, restrictions and limitations set forth below in this Warrant.

     This Warrant is one of the Common Stock Purchase Warrants Series B (the "Warrants", such term to include all Warrants issued in substitution therefor) originally issued by the Company to purchase an aggregate of a maximum of 165,002 shares of Common Stock, or Other Securities (as hereafter defined), of the Company, subject to adjustment as provided in Section 1.1 and Section 2. Certain capitalized terms used in this Warrant are defined in Section 6 hereof; references to an "Exhibit" are, unless other-wise specified, to one of the Exhibits attached to this Warrant and references to a "Section" are, unless otherwise specified, to one of the Sections of this Warrant.

SECTION 1.  EXERCISE OF WARRANT.
            -------------------

     Section 1.1  Manner of Exercise.  This Warrant may be exercised by the
                  ------------------
holder hereof, in whole or in part, at any time and from time to time, following an Exercise Event during normal business hours on any Business Day prior to 5:00 p.m., New York, New York time on the Expiration Date by surrender of this Warrant to the Company at the office of the Company pursuant to Section 9, accompanied by a subscription in substantially the form annexed hereto duly executed by such holder and by payment by immediately available funds or personal check payable to the order of the Company, in the amount obtained by multiplying (a) the number of shares of Issuable Common Stock, as may be adjusted below, designated in such subscription by (b) the Purchase Price Per Share, whereupon such holder shall be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock. For purposes of this Warrant, an Exercise Event is defined as the first to occur of any of the following events:

     (i) venture capital funding (or other equity based financing) is obtained which results in (a) gross cash proceeds received by the Company of not less than one million dollars ($1,000,000) (referred to as "Capital Funding") and (b) a valuation of the Company (the "Valuation Sum"), determined by the Capital Funding which such determination shall be binding upon the holder of this Warrant, equal to or greater than fifteen million dollars ($15,000,000) without taking into account the proceeds of the Capital Funding; or

     (ii)  an initial registered public offering of the Company's Common Stock;
or

     (iii) (a) a bona fide sale to a third Person in a single or series of related transactions by the shareholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (b) a merger or consolidation in which the Company is a party wherein the shareholders of the Company immediately before the transaction do not retain immediately after the transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the Person or Persons to which the assets of the Company were transferred, as the case may be; or (c) the sale, exchange, or transfer of all or substantially all of the assets of the Company.

Provided, however, in the event that the Valuation Sum defined in Section
------------------
1.1(i)(b) is greater than ten million dollars ($10,000,000), but less than fifteen million dollars ($15,000,000), this Warrant shall be exercisable to purchase that number of shares of Common Stock equal to the product of (w) the Valuation Sum minus $10,000,000, divided by $5,000,000, and multiplied by (x) the Issuable Common Stock,

     Section 1.2  When Exercise Effective.  Each exercise of this Warrant shall
                  -----------------------
be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1, and at such time the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such exercise as provided in Section 1.3 shall be deemed to become the holder or holders of record thereof.

     Section 1.3  Delivery of Stock Certificates, etc.  As soon as practicable
                  ------------------------------------
after the exercise of this Warrant, in whole or in part, and in any event within ten Business Days thereafter (except as provided in Section 1.7 below), the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof or, subject to Section 3.3, as such holder (upon payment, by such holder of any applicable transfer taxes) may direct, a certificate or certificates (bearing the restrictive legend set forth in Section 3) for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock to which such holder shall be entitled upon such exercise.

     Section 1.4  Maintenance of Shares.  The Company will at all times maintain
                  ---------------------
a sufficient number of authorized shares of Common Stock, free of liens and preemptive rights or other options to purchase, to provide for the exercise of this Warrant.

     Section 1.5  Replacement Warrants.  If this Warrant should be exercised in
                  --------------------
part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the holder thereof to purchase the balance of the shares of Issuable Common Stock purchasable hereunder.

     Section 1.6  Other Securities.  In the event of a Capital Funding, the
                  ----------------
holder hereof shall have the right to convert this Warrant (in lieu of the conversion to Issuable Common Stock hereunder) into the kind of stock or securities (the "Other Securities"), provided that such Other Securities have a feature allowing conversion to Common Stock, issued in connection with such Capital Funding, equal in number to (a) the total number of shares of Issuable Common Stock issuable hereunder or (b) if the Other Securities are convertible into Common Stock at a conversion ratio other than 1:1 as of the original date of issuance of the Other Securities, then the number of Other Securities that, on an as-converted to Common Stock basis (at the conversion rate existing on the original date of issuance of such Other Securities), is equal to the total number of shares of Issuable Common Stock issuable upon conversion of this Warrant, at the most favorable price and favorable terms as such Other Securities issued to the Persons investing in the Capital Funding, unless a majority of the holders of these Warrants waive their rights under this Section 1.6, which shall be effective to all holders of these Warrants.

     In the event this Warrant becomes exercisable for Other Securities, then any references herein to Issuable Common Stock shall refer to the Other Securities.

     Section 1.7  Cashless Exercise.  The holder of this Warrant shall have the
                  -----------------
right upon the exercise of this warrant to surrender for cancellation a portion of this Warrant to the Company for the number of shares (the "Surrendered Shares") specified in the holder's subscription delivered to the Company pursuant to Section 1.1, by delivery to the Company with such subscription written instructions from such holder to apply the "Appreciated Value" (as defined below) of the Surrendered Shares to payment of the Warrant Price for shares subject to this Warrant that were not surrendered for cancellation. The term "Appreciated Value" shall mean the excess of (a) the fair market value; of one share of Issuable Common Stock, as determined in good faith by the Board of Directors of the Company, or the closing price of the Common Stock if publicly traded, at the time of exercise under this Section 1.7, over (b) the Purchase Price Per Share. Upon any exercise pursuant to this Section 1.7, the Company shall deliver stock certificates as provided in Section 1.3 within ten Business Days after determination of the Appreciated Value.

     Section 1.8  Automatic Exercise.  If this Warrant shall not have been
                  ------------------
exercised in full on or before the Expiration Date, then this Warrant shall be automatically exercised, without further action on the part of the holder hereof, in full (and the holder hereof shall be deemed to be a holder of the Issuable Common Stock issued upon such automatic exercise) on and as of the day of the Expiration Date, unless at any time on or before such Expiration Date, the holder hereof shall notify the Company in writing that no such automatic exercise is to occur. Payment of the exercise price due in connection with any such automatic exercise pursuant to this Section 1.8 shall be made by application of the cashless exercise feature set forth in Section 1.7. As promptly as practicable following such automatic exercise, and in any event within the time period provided for in
Section 1.7, the Company shall cause to be issued and delivered to the holder hereof a certificate registered in the name of such holder representing the shares of Issuable Common Stock available for issuance in connection with such automatic exercise of this Warrant minus the number of shares of Issuable Common Stock applied in payment of the exercise price in accordance with Section 1.7.

SECTION 2      ADJUSTMENT, DILUTION OR IMPAIRMENT.
               ----------------------------------

     Section 2.1  Reclassification; Merger.  In the event, while this Warrant
                  ------------------------
shall remain outstanding, there shall be any consolidation or merger of the Company with another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or a sale to another corporation of all or substantially all of the property of the Company (otherwise than for a consideration which, apart from the assumption of liabilities, consists entirely of cash), or any transaction in which in excess of 50% of the Company's voting power is transferred pursuant to a bona fide sale, or a reclassification of the Common Stock of the Company into securities including other than Common Stock, the holder of this Warrant shall thereafter have the right to convert this Warrant into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, sale, merger or reclassification by a holder of the number of shares of Common Stock into which this Warrant could have been converted immediately prior to such consolidation, merger or reclassification. The instruments effecting such consolidation, sale, merger or reclassification, and, where appropriate, the certificate of incorporation of the surviving or resulting or purchasing corporation shall provide for such conversion rights and for adjustments which shall be as nearly as equivalent as practical to the adjustments provided for in this Section 2, and the provisions of this paragraph
2.1 shall similarly apply to successive consolidations, mergers, sales or reclassifications. In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references to Common Stock in this Section 2.1 shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property.

     Section 2.2  Subdivision or Combination of Issuable Common Stock.  If the
                  ---------------------------------------------------
Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Purchase Price Per Share shall be adjusted (to the nearest $.01) and proportionately increased in the case of a subdivision or decreased in the case of a combination from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Purchase Price Per Share in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of stock outstanding immediately after such dividend or distribution.

     Section 2.3  Stock Dividends.  If the Company at any time while this
                  ---------------
Warrant is outstanding and unexpired shall pay a dividend with respect to stock payable in, or make any other distribution with respect to Common Stock (except any distribution specifically provided for in the foregoing Section 2.1 and 2.2 or in accordance with an Exercise Event) of, Common Stock, then the Purchase Price Per Share shall be adjusted (to the nearest $.01), from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Purchase Price Per Share in effect immediately prior to such date of determination by a fraction
(i) the numerator of which shall be the total number of shares of stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of stock outstanding immediately after such dividend or distribution.

     Section 2.4  Adjustment of Number of Shares of Issuable Common Stock.  Upon
                  -------------------------------------------------------
each adjustment in either Section 2.2 or 2.3, the number of shares of stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares of Issuable Common Stock purchasable hereunder immediately prior to such adjustment by a fraction (i) the numerator of which shall be the Purchase Price Per Share immediately prior to such adjustment, and (ii) the denominator of which shall be the Purchase Price Per Share immediately after the adjustment pursuant to Section 2.2 or 2.3.

     Section 2.5  Fractional Shares.  No fractional shares of Issuable Common
                  -----------------
Stock will be issued in connection with any exercise hereunder, and all fractional shares shall be rounded up to the nearest whole share.

SECTION 3 RESTRICTIVE LEGENDS; RESTRICTIONS ON TRANSFER; STOCKHOLDERS' AGREEMENT
          ----------------------------------------------------------------------

     Section 3.1  Restrictive Legends.  Each Warrant originally issued pursuant
                  -------------------
to the Agreement and each Warrant issued upon direct or indirect transfer or in substitution for any Warrant pursuant to Section 4 shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND THE UNDERLYING SHARES ARE SUBJECT TO A SHAREHOLDER AGREEMENT DATED JULY 2,1999, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION OR DELIVERY OF AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER ALL APPLICABLE SECURITIES LAWS IS AVAILABLE."

Unless at any time shares of Common Stock to be represented by certificates issued hereunder are registered under the Securities Act, each certificate for Common Stock issued upon the exercise of any Warrant, and each certificate issued upon the direct or indirect transfer of any such Common Stock, shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION OR DELIVERY OF AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER ALL APPLICABLE SECURITIES LAWS IS AVAILABLE."

     Section 3.3  Restrictions on Transfer.  A holder of a Warrant may not
                  ------------------------
transfer a Warrant unless the transfer is exempt from the registration requirements of the Securities Act and all applicable state securities laws and the transfer would not adversely affect the exemption from any such registration requirements relied upon by the Company in the original issuance of the Warrants. A holder of a Warrant agrees, prior to any transfer or attempted transfer of such Warrant, to give written notice to the Company of such holder's intention to effect such transfer not less than 10 Business Days prior to the date of such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail and shall contain an undertaking by the person giving such notice to furnish such other information as may be reasonably required to enable counsel to the Company to determine whether an opinion of counsel with regard to the availability of an exemption from such registration will be required to be provided with regard to such proposed transfer. If an opinion of counsel or other evidence to the effect that the proposed transfer of such Warrant may be effected without registration under the Securities Act or any state securities laws is determined to be required, the Company will, as promptly as practicable, so inform the proposed transferor. If, upon provision of such opinion or other evidence, such opinion of counsel or other evidence is acceptable to counsel for the Company in its reasonable discretion, the Company shall, as promptly as practicable, so notify the holder of such Warrant or in writing and such holder shall thereupon be entitled to transfer such Warrant in accordance with the terms of the notice delivered by such holder to the Company. Provided, however, that no opinion of counsel shall be necessary with respect to transfers made to existing shareholders of the Company and notice thereof shall be provided to the Company as soon as reasonably practicable.

     If such opinion of counsel or other evidence is not acceptable to counsel for the Company in its reasonable discretion, the Company shall, as promptly as practicable, so notify the holder of such Wan-ant (such notice to include the reasons for the Company's determination that such opinion is not acceptable), and the Company shall not be obligated to effect such transfer of the Warrants except pursuant to an offering registered under the Securities Act and any applicable state securities laws.

SECTION 4 OWNERSHIP, TRANSFER AND SUBSTITUTION OF WARRANTS.
          ------------------------------------------------

     Section 4.1  Ownership of Warrants.  The Company may treat the person in
                  ---------------------
whose name any Warrant is registered on the register kept at the principal office of the Company as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. Subject to Section 3, a Warrant, if properly assigned, may be exercised by a new holder without first having a new Warrant issued.

     Section 4.2  Office; Transfer and Exchange of Warrants.  The Company will
                  -----------------------------------------
maintain an office where notices, presentations and demands in respect of this Warrant may be made upon it. Such office shall be maintained at the principal office of the Company in New York, New York, as set forth in Section 9 hereof until such time as the Company shall give the holders of the Warrants at least ten Business Days prior written notice if it shall determine to change the location of the office designated pursuant to this Section.

          Upon the surrender of any Warrant, properly endorsed, for registration of transfer or for exchange at the office or agency of the Company maintained pursuant to Section 4.2, the Company at its expense will (subject to compliance with Section 3, if applicable) execute and deliver to or upon the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

     Section 4.3  Replacement of Warrants.  Upon receipt of evidence reasonably
                  -----------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such Warrant for cancellation at the office or agency of the Company maintained pursuant to Section 4.2, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

SECTION 5 TERMINATION
          -----------

     At 5:00 p.m., New York, New York time on October 29, 2004, this Warrant shall terminate and expire and no longer be exercisable.

SECTION 6 DEFINITIONS
          -----------

     As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

     Business Day: any day other than a Saturday, Sunday or any other day on
     ------------
which commercial banks are authorized by law to be closed in New York, New York.

     Common Stock: the meaning specified in the opening paragraphs of this
     ------------
Warrant, such term to include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock.

     Company: the meaning specified in the opening paragraph of this Warrant,
     -------
including any corporation that shall succeed to or assume the obligations of the Company hereunder.

     Person: a corporation, association, partnership, organization, business,
     ------
individual, government or political subdivision thereof or a governmental agency.

     Securities Act: the Securities Act of 1933, as amended, or any similar
     --------------
Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     Transfer: any sale, assignment, pledge or other disposition of any
     --------
security, or of any interest therein, that could constitute a "sale" as that term is defined in Section 2(3) of the Securities Act.

     Warrants: the meaning specified in the opening paragraphs of this Warrant.
     --------

SECTION 7 REMEDIES.
          --------

     The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that, to the extent permitted by applicable law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

SECTION 8 NO RIGHTS OR LIABILITIES AS STOCKHOLDER
          ---------------------------------------

     Nothing contained in this Warrant shall be construed as conferring upon the holder hereof any rights as a stockholder of the Company or as imposing any obligation on such holder to purchase any securities or as imposing any liabilities on such holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

SECTION 9 NOTICES
          -------

     All notices and other communications provided for herein shall be delivered by first class mail or overnight delivery, postage prepaid, addressed or by telegraph or telecopy with receipt confirmed (a) if to any holder of any Warrant, at the registered address of such holder as set forth in the register kept at the principal office of the Company or at such other address as any holder may notify the Company in writing, or (b) if to the Company, at its principal office, 151 W. 25th Street, New York, NY 10001, telecopy at 212-242-2816 or at the address of such other principal office of the Company as the Company shall have furnished to each holder of any Warrants in writing with ten
(10) Business Days prior notice; provided, however, that the exercise of any
                                 --------  -------
Warrant shall be effective in the manner provided in Section 1.

SECTION 10  MISCELLANEOUS
            -------------

This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. Any provision of this Warrant prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Company waives any provision of law which shall render any provision hereof prohibited or unenforceable in any respect. This Warrant shall be governed by the laws of the State of Delaware. The headings of this Warrant are inserted for convenience only and shall not be deemed to constitute a part hereof.

                                    C/R CATALOG CORP.


                                    By:
                                        -------------------------------
                                           Scott Vertrees, President






     Certain shares of Series E Preferred Stock, par value $0.0001 per share, of Petopia.com, Inc. (''Petopia'') to be issued upon exercise of this Common Stock Purchase Warrant may be subject to the terms and conditions of a certain Escrow and Indemnity Agreement by and among Petopia and the stockholders and warrant holders listed therein. Copies of such Agreement may be obtained upon written request to the Secretary of Petopia at 1200 Folsom Street, San Francisco, CA 94103.